Cane & Company, LLC                                 Telephone: (702) 312-6255
                                                    Facsimile: (702) 312-6249
                                                    Email: mht@stockslaw.com

Michael A. Cane*          Stephen F.X. O'Neill****        Gary R. Henrie+
Michael H. Taylor***      Preston R. Brewer++             Christine S. Beaman**

                                                    2300 West Sahara Avenue,
                                                    Suite 500 - Box 18
                                                    Las Vegas, NV   89102


April  29,  2002

MEGAPRO  TOOLS  INC.
Suite  5,  5492  Production  Boulevard
Surrey,  British  Columbia
V3S  8P5

Attention:  Mr.  Neil  Morgan,  President
-----------------------------------------

Re:     MEGAPRO  TOOLS  INC.  (the  "Corporation")
     -  2000  Stock  Option  Plan  and  Registration  Statement  on  Form  S-8
--------------------------------------------------------------------------------

We have acted as counsel for MegaPro Tools Inc., a Nevada corporation (the "Corporation"), in connection with the preparation of the registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the registration of up to 950,000 shares of the Corporation's common stock (the "Shares") reserved for issuance through its 2000 Stock Option Plan (the "Plan"). This opinion is being furnished pursuant to
Item  601(b)(5)  of  Regulation  S-B  under  the  Act.

In rendering the opinion set forth below, we have reviewed (a) the Registration Statement and the exhibits thereto; (b) the Corporation's Articles of Incorporation; (c) the Corporation's Bylaws; (d) certain records of the Corporation's corporate proceedings as reflected in its minute books, including resolutions of the board of directors approving the Plan and various options granted pursuant to the Plan; (e) the Plan; and (f) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact, as we have deemed relevant in order to form a basis for the opinion hereinafter expressed. This opinion is based on and limited to the laws of the State of Nevada.

Based upon the foregoing, it is our opinion that, when issued and sold in the manner referred to in the Plan and pursuant to agreements that are entered into in accordance with the terms and subject to the conditions of the Plan, the Shares will be duly authorized, validly issued, fully paid and non-assessable shares of the Corporation's common stock.

         *Licensed Nevada, California, Washington and Hawaii State Bars;
                    ** British Columbia Bar only;
 *** Nevada and British Columbia Bars; ****Washington and British Columbia Bars;
                     +Utah Bar only; ++ California Bar only

The  Board  of  Directors
MEGAPRO  TOOLS  INC.
APRIL  29,  2002
Page  2
--------------------------------------------------------------------------------

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and in any amendment thereto.

Yours  truly,


/s/ MICHAEL  H.  TAYLOR


MICHAEL  H.  TAYLOR

MHT/dml

Enclosure